UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2016

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 – Other Events

As previously disclosed, on October 13, 2015, Charles Matthew Erhart, a former employee of BofI Federal Bank, filed a Complaint in the United States District Court for the Southern District of California against BofI Holding, Inc., alleging certain wrongdoing, fraud and impropriety in the operations, and by the management, of the Bank. The Audit Committee of the Board of Directors engaged the law firm of Dentons US LLP to conduct an independent investigation to determine whether there is support for the factual allegations and the conclusions contained in the Complaint.  After an extensive investigation, Dentons advised the Audit Committee that, based on its investigation, it found no support for the conclusions of Mr. Erhart in the Complaint that the Bank or management engaged in wrongdoing or acts of fraud or impropriety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI Holding, Inc.

Date:	March 14, 2016	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer